UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

Lyft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Berry Street, Suite 5000

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(844) 250-2773

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On March 31, 2020, Lyft, Inc.’s (“Lyft”) wholly owned subsidiary, Pacific Valley Insurance Company, Inc. (“PVIC”), entered into a Novation Agreement with Clarendon National Insurance Company, a subsidiary of Enstar Group Limited (“Clarendon”), and certain underwriting companies of Zurich North America (“Zurich”) pursuant to which obligations of PVIC as reinsurer to Zurich of legacy auto liability insurance business underwritten between October 1, 2015 and September 30, 2018 were assigned to, assumed by, and novated to Clarendon for consideration of $465 million. Under a separate agreement, PVIC will provide retrocessional coverage to Clarendon for losses in excess of $816 million on this business. The novation transaction, which is subject to certain closing conditions, is expected to be completed in early April 2020.

“This transaction with Enstar will effectively eliminate nearly all of Lyft’s primary auto insurance liabilities related to periods preceding October 2018. Approximately eighty percent of the consideration paid to Enstar at closing will come from restricted cash, cash equivalents and investments that were previously held on Lyft’s balance sheet as collateral against these legacy claims,” said Brian Roberts, chief financial officer of Lyft. “This agreement will allow our insurance risk solutions team to spend less time on legacy claims and instead focus their efforts on managing our go-forward insurance costs, which is an important contributor to our path to profitability.”

Forward Looking Statements

This report contains forward-looking statements of Lyft within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this report include, but are not limited to, statements regarding the timing of the closing of the transaction, the effect of the transaction on Lyft’s financial statements and its operations, as well as Lyft’s future financial performance. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks that the parties may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to the failure to satisfy closing conditions, for example, due to uncertainty in the financial markets in the wake of the COVID-19 pandemic, the effect of the COVID-19 pandemic on Lyft’s business and operating results, risks regarding Lyft’s ability to forecast its business due to its limited operating history, and fluctuations in the ridesharing market. The forward-looking statements contained in this report are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission (“SEC”), including Lyft’s Annual Report on Form 10-K for the full year 2019, filed with the SEC on February 28, 2020. The forward-looking statements in this report are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: March 31, 2020	/s/ Brian Roberts
Brian Roberts
Chief Financial Officer